Exhibit 20.1


                       MONTHLY SERVICER'S CERTIFICATE
                      First National Bank of Commerce
                          New Orleans, Louisiana
                    First NBC Credit Card Master Trust
                               Series 1997-1

                    For the 5/11/98 Determination Date
                         For the 9th Monthly Period

     The undersigned, a duly authorized representative of First National Bank of Commerce, as Servicer, pursuant to the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between First National Bank of Commerce and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2 First National Bank of Commerce is Servicer under the Pooling and Servicing
    Agreement.

  3 The undersigned is a Servicing Officer.

  4 The date of this Certificate is May 11, 1998, which is a Determination Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly
    Period [equal to 5(a) plus 5(b)] $119,523,467.

    (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the "Collections of Finance Charge Receivables") was $13,463,969.

    (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the "Collections of Principal Receivables") was $106,059,498.

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $825,535,710.

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding
    Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $525,535,710.

 10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

 11 Monthly Period Trust Activity
(a) Trust Activity                                  Total Trust
   ===========================================     ==============
    Beginning Aggregate Principal Receivables        826,931,525
    Beginning Excess Funding Account Balance                 -
    Beginning Total Principal Balance                826,931,525
    Collections of Finance Charge Receivables         13,463,969
    Discount Percentage                                      -
    Discount Option Receivables Collections                  -
    Net Recoveries                                           -
    Total Collections of Finance Charge Receivables   13,463,969
    Total Collections of Principal Receivables       106,059,498
    Net Default Amount                                 3,910,428
    Minimum Aggregate Principal Receivables Balance  300,000,000
    Ending Aggregate Principal Receivables           825,535,710
    Ending Excess Funding Account Balance                    -
    Ending Total Principal Balance                   825,535,710

(b) Series Allocations                             Series 1997-1   All Series
   ==========================================      ============================
    Group Number                                               1
    Investor Interest                                300,000,000   300,000,000
    Adjusted Investor Interest                       300,000,000   300,000,000
    Principal Funding Account Balance                         -             -
    Minimum Transferor Interest                       57,787,500    57,787,500

(c) Group I Allocations                            Series 1997-1  Total Group I
   ==========================================      ============================
    Investor Finance Charge Collections                4,884,553     4,884,553

    Investor Monthly Interest                          1,542,727     1,542,727
    Investor Monthly Fees (Servicing Fee)                500,000       500,000
    Investor Default Amounts                           1,418,652     1,418,652
    Investor Additional Amounts                               -             -
    Total                                              3,461,379     3,461,379

    Reallocated Investor Finance Charge Collections    4,884,553     4,884,553
    Available Excess                                   1,423,174     1,423,174


 12 Series 1997-1 Certificates
                                              Series 1997-1 Total Investor Transferor's
(a) Investor/Transferor Allocations            Allocations     Interest      Interest
   =====================================================================================
    Beginning Investor/Transferor Amounts      826,931,525   300,000,000   526,931,525
    Beginning Adjusted Investor Interest       826,931,525   300,000,000   526,931,525
    Floating Investor Percentage                100.00000%     36.27870%     63.72130%
    Fixed Investor Percentage                           -             -             -
    Collections of Finance Chg. Receivables     13,463,969     4,884,553     8,579,416
    Collections of Principal Receivables       106,059,498    38,477,007    67,582,491
    Net Default Amount                           3,910,428     1,418,652     2,491,776

    Ending Investor/Transferor Amounts         825,535,710   300,000,000   525,535,710


Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)



                                                                       Collateral
(b) Monthly Period Funding Requirements     Class A       Class B       Interest        Total
   =============================================================================================
    Principal Funding Account                    -             -             -              -
    Principal Funding Investment Proceeds        -             -             -              -
    Withdrawal from Reserve Account              -             -             -              -
    Available Reserve Account Amount             -             -             -              -
    Required Reserve Account Amount              -             -             -              -

    Coupon                                 6.15000%      6.35000%      6.25625%       6.17091%
    Floating Investor Percentage          31.38107%      2.53951%      2.35812%      36.27870%
    Fixed Investor Percentage                    -             -             -              -
    Investor Monthly Interest            1,329,938       111,125       101,664      1,542,727
    Overdue Monthly Interest                     -             -             -              -
    Additional Interest                          -             -             -              -
            Total Interest Due           1,329,938       111,125       101,664      1,542,727
    Investor Default Amounts             1,227,134        99,306        92,212      1,418,652
    Investor Monthly Fees                  432,500        35,000        32,500        500,000
    Investor Additional Amounts                  -             -             -              -
            Total Due                    2,989,572       245,431       226,376      3,461,379



(c) Certificates - Balances and                                     Collateral
       Distributions                     Class A       Class B       Interest        Total
   =============================================================================================
    Beginning Investor Interest        259,500,000    21,000,000    19,500,000    300,000,000
    Monthly Principal-Prin.
     Funding Account                             -             -             -              -
    Principal Payments                           -             -             -              -
    Interest Payments                    1,329,938       111,125       101,664      1,542,727
    Total Payments                       1,329,938       111,125       101,664      1,542,727
    Ending Investor Interest           259,500,000    21,000,000    19,500,000    300,000,000


(d) Information regarding Payments in respect of the Class A Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.125000
    2.  Amount of Payment in respect of Class A Monthly Interest                     5.125000
    3.  Amount of Payment in respect of Class A Overdue Monthly Interest                   -
    4.  Amount of Payment in respect of Class A Additional Interest                        -
    5.  Amount of Payment in respect of Class A Principal                                  -

(e) Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
    1.  Total amount of Class A Investor Charge-Offs                                       -
    2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate
           principal amount                                                                -
    3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                 -
    4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000
        original principal amount                                                          -
    5.  The amount, if any, by which the outstanding Principal Balance of the
        Class A Certificates exceeds the Class A Adjusted Investor Interest
        after giving effect to all transactions on such Distribution Date                  -

(f) Information regarding Payments in respect of the Class B Certificates
    (per $1,000 original certificate principal amount)
    1.  Total Payment                                                                5.291670
    2.  Amount of Payment in respect of Class B Monthly Interest                     5.291670
    3.  Amount of Payment in respect of Class B Overdue Monthly Interest                   -
    4.  Amount of Payment in respect of Class B Additional Interest                        -
    5.  Amount of Payment in respect of Class B Principal                                  -

Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

(g) Amount of reductions in Class B Investor Interest pursuant to clauses (c),
    (d) and (e) of the definition of Class B Investor Interest
    1.  Amount of reductions in Class B Investor Interest                                  -
    2.  Amount of reductions in Class B Investor Interest per $1,000 original
        certificate principal amount                                                       -
    3.  Total amount reimbursed in respect of reductions of Class B Investor
        Interest                                                                           -
    4.  Amount reimbursed in respect of reductions of Class B Investor Interest
        per $1,000 original certificate principal amount                                   -
    5.  The amount, if any, by which the outstanding Principal Balance of the
        Class B Certificates exceeds the Class B Investor Interest after giving
        effect to all transactions on such Distribution Date                               -

(h) Information regarding Distribution in respect of the Collateral Interest
    1.  Total distribution                                                           5.213540
    2.  Amount of distribution in respect of Collateral Monthly Interest             5.213540
    3.  Amount of distribution in respect of Collateral Overdue Interest                   -
    4.  Amount of distribution in respect of Collateral Monthly Principal                  -

(i) Amount of reductions in Collateral Interest pursuant to clauses (c),
    (d) and (e) of the definition of Collateral Interest
    1.  Amount of reductions in Collateral Interest                                        -
    2.  Total amount reimbursed in respect of reductions of Collateral Interest            -

(j) Application of Reallocated Investor Finance Charge Collections
    1.  Class A Available Funds                                                     4,225,138

         a.  Class A Monthly Interest                                               1,329,938
         b.  Class A Overdue Monthly Interest                                              -
         c.  Class A Additional Interest                                                   -
         d.  Class A Servicing Fee                                                    432,500
         e.  Class A Investor Default Amount                                        1,227,134

         f.   Excess Spread                                                         1,235,566

    2.  Class B Available Funds                                                       341,919

         a.  Class B Monthly Interest                                                 111,125
         b.  Class B Overdue Monthly Interest                                              -
         c.  Class B Additional Interest                                                   -
         d.  Class B Servicing Fee                                                     35,000

         e.  Excess Spread                                                            195,794

    3.  Collateral Holder Available Funds                                             317,496

         a.  Excess Spread                                                            317,496

    4.  Total Excess Spread                                                         1,748,856


Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

(k) Application of Excess Spread and Excess Finance Charge Collections
    Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                    1,748,856
     2.  Excess Finance Charge Collections                                                 -
     3.  Applied to fund Class A Required Amount                                           -
     4.  Unreimbursed Class A Investor Charge-Offs                                         -
     5.  Applied to fund Class B Required Amount                                       99,306
     6.  Reductions of Class B Investor Interest treated as Available Principal
         Collections                                                                       -
     7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly
         Interest                                                                     101,664
     8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral
         Interest Servicing Fee                                                        32,500
     9.  Collateral Investor Default Amount treated as Available Principal
         Collections                                                                   92,212
    10.  Reductions of Collateral Interest treated as Available Principal
         Collections                                                                       -
    11.  Deposit to Reserve Account (if required)                                          -
    12.  Applied to other amounts owed to Collateral Interest Holder                       -
    13.  Balance to constitute Excess Finance Charge Collections for other
         series                                                                     1,423,174

 13 Trust Performance
(a) Delinquencies
    1.  31-59 days                                                                 11,647,003
    2.  60-89 days                                                                  8,655,423
    3.  90 days and over                                                           12,966,089
    4.  Total 30+ days delinquent                                                  33,268,515

(b) Base Rate
         a.  Current Monthly Period                                                     8.171%
         b.  Prior Monthly Period                                                       8.173%
         c.  Second Prior Monthly Period                                                8.169%
(c) Three Month Average Base Rate                                                       8.171%

(d) Portfolio Yield (gross portfolio yield less net defaults)
         a.  Current Monthly Period                                                  13.86360%
         b.  Prior Monthly Period                                                    14.80756%
         c.  Second Prior Monthly Period                                             14.97311%
(e) Three Month Average Portfolio Yield                                              14.54809%

(f) Excess Spread  Percentage
         a.  Current Monthly Period                                                   5.69269%
         b.  Prior Monthly Period                                                     6.63456%
         c.  Second Prior Monthly Period                                              6.80411%
(g) Three Month Average Excess Spread Percentage                                      6.37712%

(h) Monthly Payment Rate (total collections/beginning aggregate principal
    receivables)                                                                     14.45385%

(i) Portfolio Adjusted Yield                                                          5.19269%


    IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of May, 1998.

                               First National Bank of Commerce, as Servicer

                               By: /s/ Jane B. Truett
                                  ---------------------------------
                               Name:  Jane B. Truett
                               Title:  Vice President and Controller